SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 17, 2000



                         WELLNESSAMERICA ONLINE, INC.
            (Exact name of registrant as specified in its charter)

                                SONTECH, INC.
                         (Former name of registrant)

        NEVADA                       000-30607              87-0461420
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
of incorporation)                                        Identification No.)


                           4241 EAST CLINTON AVENUE
                              FRESNO, CA 93703
              (Address of principal executive offices)(Zip Code)

                              68 SOUTH MAIN #708
                          SALT LAKE CITY, UTAH 84101
               (Former address of principal executive offices)

      Registrant's telephone number, including area code: (559) 449-2616

             Registrant's former telephone number: (801) 531-7558

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On October 17, 2000, a special meeting of the shareholders of Sontech, Inc., a Nevada corporation ("Sontech"), was held in Salt Lake City, Utah. The shareholders of Sontech (i) approved an Agreement and Plan of Reorganization (the "Reorganization Agreement") between Sontech and WELLNESSAMERICA.COM CORPORATION, a Delaware corporation "WAC"), whereby WAC was acquired by Sontech and Sontech changed its name to WellnessAmerica Online, Inc. ("Wellness Online") and the shareholders of WAC received 21,849,450 shares of Wellness Online; and (ii) elected a new board of directors consisting of Tariq Faridi, Dr. Rhett Hall, Barbara Spengler, Stanley Greenberg, and Hiroshi
Watanabe.   A copy of the Reorganization Agreement is attached hereto as
Exhibit 2.1.

As a result of the Reorganization, Wellness Online's principal offices will be relocated to 4241 East Clinton Avenue, Fresno, CA 93703 and the telephone number is (559) 449-2616.

The following table presents certain information as to the beneficial ownership of Wellness America's common stock as adjusted to give effect to the events contemplated by the Reorganization Agreement of (i) each person that beneficially owns more than five per cent of Wellness America, (ii) each of Wellness America's executive officers and directors, and (iii) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, and there is no family relationship between the executive officers and directors.

NAME AND ADDRESS                       SHARES         PERCENTAGE OF
OF BENEFICIAL OWNER                    OWNED          SHARES OWNED

Tariq Faridi                           10,396,000      30.5%

Dr. Rhett Hall                            500,000       1.5%

Barbara Spengler                          575,100       1.7%

Stanley Greenberg                               0       0.0%

Hiroshi Watanabe                          478,750       1.4%

Executive Officers and
Directors as a Group                   11,949,850      35.1%

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The Reorganization Agreement was approved by the shareholders of Sontech on October 17, 2000. Pursuant thereto, the shareholders of WAC received a total of 21,849,450 shares of Wellness America common stock bringing the total number of shares of Wellness America common stock issued and outstanding to 34,071,675. In connection therewith, WAC has now become a wholly owned subsidiary of Wellness America.

The foundation of WAC's business is the Complementary Alternative Medicine database, which continues to expand as new research is added daily. This database will allow Wellness America to deliver fast, convenient access to alternative remedies; business to business navigability by discipline; business to consumer by disease; and electronic commerce relating to 704 diseases, 387 herbs and 71 trace minerals.

These protocols contain the references for dosage amounts obtained from a research base of over 20,000 studies published in the last decade and are updated daily. Wellness America's web site delivers this information via its physician white papers and consumer health reports.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS AND EXHIBITS.

As of the date of this filing, it is impracticable to provide the required financial statements and pro forma financial information related to the transactions contemplated by the Reorganization Agreement. It is anticipated that the financial statements and pro forma financial information will be filed with the Commission within approximately 60 days of the date of this filing or as soon as practicable.

         (b)  PRO FORMA FINANCIAL INFORMATION.

The pro forma financial information related to the Reorganization Agreement
will be filed at such time that the financial statements are filed.   See Item
7(a) above.

         (c) EXHIBITS.

2.1 Agreement and Plan of Reorganization by and among Sontech, Inc., and WELLNESSAMERICA.COM CORPORATION.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   WellnessAmerica Online, Inc.



                                By: /s/ Tariq Faridi
                                   --------------------------------------
                                         Tariq Faridi
                                         Chairman, President and Chief
                                         Executive Officer


Date: October 31, 2000